                                                                   EXHIBIT 10.22

                             EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is made and entered into as of January 25, 2001 by and between Harry's Farmers Market, Inc., a Georgia corporation (the "Company"), and Jim Drummond, a resident of the United Kingdom ("Executive").

     WHEREAS, the Company desires to employ Executive in accordance with the terms of this Agreement, and Executive desires to accept such employment in accordance with the terms and conditions of this Agreement;

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Definitions
          -----------

          "Area" means a twenty (20) mile radius from any of the Company's locations on the date hereof.

          "Business of the Company" means the business of owning and operating concept megastores and convenience stores specializing in perishable food products.

          "Change in Control" means the occurrence of any of the following events:

          (a) individuals who, at the Effective Date, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Securities Exchange Act of 1934, as amended (the "1934 Act")) ("Election Contest"), or other actual or threatened solicitation of proxies or consent by or on behalf of any "person" (as such term is defined in Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) and 14(d)(2) of the 1934
     Act) other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

          (b) any person is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control of the Company by virtue of any of the following acquisitions: (A) any acquisition by a person who is on the Effective Date the beneficial owner of 25% or more of the outstanding Company Voting Securities; (B) an acquisition by the Company which reduces the number of Company Voting Securities outstanding and thereby results in any person acquiring beneficial ownership of more than 25% of the outstanding Company Voting Securities; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur; (C) an acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Parent or Subsidiary;
     (D) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities; or (E) an acquisition pursuant to a Non-Qualifying Transaction (as defined in paragraph (c) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause (E) does not constitute a Change in Control of the Company under this paragraph (b); or

          (c) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Reorganization"), or the sale or other disposition of all or substantially all of the Company's assets to an entity that is not an affiliate of the Company (a "Sale"), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale; (B) no person (other than (x) the Company, (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, or
     (z) a person who immediately prior to the Reorganization or Sale was the beneficial owner of 25% or more of the outstanding Company Voting Securities) is the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction").

          "Competing Enterprise" means any person or entity, corporation, partnership, joint venture or other enterprise or business engaged in the same Business as the Company or a substantially similar business.

          "Confidential Information" means all information regarding the Company, its activities, business or customers that is the subject of reasonable efforts by the Company to maintain its confidentiality and that is not generally disclosed by practice or authority to persons not employed by the Company. "Confidential Information" shall include, but is not limited to, sales and marketing techniques and plans, lists of contact data, customer lists and databases, contractor, supplier and vendor lists and related information, consultant lists and databases, technical data relating to the Company's products or techniques, prices paid by customers or paid to suppliers, financial or business plans and data concerning the Company, and management planning information. "Confidential Information" shall not include information that has
                                              ---
become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of the Company. This definition shall not limit any definition of "confidential information" or any equivalent term under state or federal law.

          "Restricted Period" means the Term of this Agreement plus a period extending until two (2) years from the termination of Executive's employment with the Company for any reason whatsoever.

          "Trade Secret" means all information, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, distribution lists, a list of actual or potential customers, or a list of actual or potential contractors, consultants and recruits, which is not commonly known by or available to the public and which information: (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. "Trade Secrets" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of Company. Without limiting the foregoing Trade Secret means any item of Confidential Information that constitutes a "trade secret(s)" under the common law or statutory law of the State of Georgia.

     2.   Effective Date.  This Agreement will be effective as of January 25,
          --------------
2001 (the "Effective Date").

     3.   Basic Employment Provisions.
          ---------------------------

          (a)  Employment and Term. The Company hereby employs Executive as the
               -------------------
Chief Operating Officer of the Company, and Executive hereby agrees to be employed by the Company for a period and time commitment of three (3) years, commencing on the Effective Date (the "Initial Term"), unless terminated earlier as provided in Section 5 of this Agreement. Following the Initial Term, this Agreement and Executive's employment hereunder shall automatically renew from year to year (each a "Renewal Term") unless either the Company or Executive shall notify the other in writing not later than ninety (90) days prior to the Initial Term or the then current Renewal Term that such party elects for this Agreement and Executive's employment hereunder to terminate at the end of the Initial Term or such Renewal Term, as applicable. As used herein, "Term" means the Initial Term and any subsequent Renewal Term.

          (b)  Duties.  Executive shall be subject to the direction and
               ------
supervision of the Board of Directors of the Company (the "Board") and shall have those duties and responsibilities that are assigned to him during the Term by the Board, which shall be performed to the satisfaction of the Board.

          (c)  Performance. Executive accepts such employment, and agrees during
               -----------
the Term to the following:

               (i) to devote substantially all of Executive's effort, time, energy, and skill (reasonable vacation and absences due to illness excepted) during regular business hours to the duties of his employment hereunder;

               (ii) to faithfully, loyally, and industriously perform such duties subject to the supervision of the Board of Directors of the Company;

               (iii) to diligently follow and implement all lawful management policies and decisions of the Company that are communicated to Executive; and

               (iv) that he will be an officer of the Company and will have a fiduciary duty to act in the best interests of the Company.

          (d) During the Term of this Agreement, Executive shall not engage in any other business or professional activity, whether or not such activity is pursued for gain, profit, or other pecuniary advantage, that shall interfere with his ability to perform reasonable exclusive services under this Agreement; but this shall not be construed as preventing Executive from (i) investing his personal assets in businesses which do not compete with the Business of the Company or any affiliate thereof in such form or manner as will not require any services on the part of Executive in the operations or the affairs of the entities in which such investments are made and in which his participation is solely that of an investor; or (ii) purchasing securities in any corporation whose securities are regularly traded on a national securities exchange, provided that such purchase does not result in Executive collectively owning beneficially at any time five (5%) percent or more of the voting securities of any Competing Enterprise or any affiliate thereof. Nothing in this provision is intended to restrict Executive from participating in, belonging to or servicing organizations or events or from engaging in activities, so long as such activities do not interfere with Executive's employment under this Agreement or relate to services that compete with the Business of the Company.

          (e) Executive represents and warrants to the Company that he is not a party to or bound by any restriction, contractual or otherwise, that would prevent, limit, or restrict Executive from the full and complete performance of his duties hereunder.

     4.   Compensation.
          ------------

          (a)  Salary. In consideration of the services rendered by Executive
               ------
pursuant to this Agreement, the Company shall pay to Executive salary at the annual rate of Two Hundred Fifty Thousand Dollars ($250,000) (the "Base Salary"), which Base Salary will be reviewed periodically by the Compensation Committee of the Company's Board of Directors and which may be increased by the Compensation Committee, subject to approval of the Company's Board of Directors. The Base Salary shall be paid in accordance with the Company's standard payroll practices in effect from time to time. All amounts payable to Executive hereunder shall be subject to such deductions and withholdings as are required by law.

          (b)  Options. Except for an option (the "Option") to purchase an
               -------
aggregate of two hundred thousand (200,000) shares of the Class A Common Stock of the Company pursuant to that Non-Qualified Stock Option Agreement between the Company and Executive dated as of the date hereof (the "Option Agreement"), the remuneration and benefits set forth in this Section 4 shall be the only compensation payable to Executive with respect to his employment hereunder, and Executive shall not be entitled to receive any compensation in addition to that set forth in this Section 4 or under the Option Agreement for any services rendered by him in any capacity to the Company or any affiliate thereof unless agreed to in writing by the Company or such affiliate thereof.

          (c)  Welfare Benefits.  To the extent Executive is eligible to
               ----------------
participate, Executive also shall have the right to participate in all benefits under the welfare benefit plans, practices, policies and programs provided by the Company, including, without limitation, medical, hospitalization, dental, disability income, life or other similar insurance plans maintained by the Company from time to time to the extent that Executive's position, tenure, salary, age, health and other qualifications make him eligible to participate, and such other fringe benefits as are provided to other senior management executives of the Company, provided that the Company shall not be required to adopt or continue any insurance plans or fringe benefit plans. Executive also shall have the right to reimbursement for all reasonable business travel, entertainment and other business expenses incurred by Executive in connection with his employment by the Company and in accordance with the policies, practices and procedures of the Company to the extent generally applicable to its senior executives, and in sufficient detail to comply with Internal Revenue Service Regulations.

          (d)  Lodging and Transportation.  During Executive's Term of
               --------------------------
employment, the Company shall pay all expenses associated with Executive's lodging in Atlanta, including, but not limited to, rent or hotel charges, for the lesser of (i) six (6) months from the Effective Date or (ii) the date Executive begins receiving rental income on his property in the United Kingdom. The Company also shall pay a car allowance to Executive of $600 per month and shall purchase, or reimburse Executive for, up to five (5) business class tickets per year for Executive's use for return visits to the United Kingdom.

          (e)  Immigration Expenses.  The Company shall pay or reimburse
               --------------------
Executive for all costs and expenses associated with Executive obtaining and maintaining a visa to work in the United States.

     5.   Termination of Employment.
          -------------------------

          (a)  Death, Retirement or Disability.  Executive's employment shall
               -------------------------------
terminate automatically upon Executive's death or Retirement during the Employment Period. For purposes of this Agreement, "Retirement" shall mean normal retirement as defined in the Company's then-current retirement plan, or if no such retirement plan exists, "Retirement" shall mean voluntary termination after age 65 with ten years of service. If the Company determines in good faith that the Disability of Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), the Company may give Executive written notice of its intention to terminate Executive's employment. In such event, Executive's employment with the Company shall terminate effective on the 30th day after receipt of such written notice by Executive (the "Disability Effective Date") if Executive shall not have returned to full-time performance of Executive's duties within thirty (30) days of receipt of such notice. For purposes of this Agreement, "Disability" shall mean a mental or physical disability as determined by the Board of Directors of the Company in accordance with standards and procedures similar to those under the Company's employee long-term disability plan. At any time that the Company does not maintain such a long-term disability plan, Disability shall mean the inability of Executive, as determined by the Board, to substantially perform, with or without reasonable accommodation, the essential functions of his regular duties and responsibilities due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six consecutive months.

          (b)  Termination by the Company. The Company may terminate Executive's
               --------------------------
employment during the Employment Period for any reason, with or without cause, upon six (6) months written notice; provided, however, the Company may request that Executive immediately cease, or cease in less than six (6) months, provision of services to the Company.

          (c)  Termination by Executive.  Executive's employment may be
               ------------------------
terminated by Executive for any reason upon six (6) months written notice.

          (d)  Notice of Termination.  Any termination by the Company or by
               ---------------------
Executive shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which specifies the termination date (which date shall be not less than six (6) months after the giving of such notice, subject to the Company's right to request that Executive cease the provision of services at an earlier date).

          (e)  Date of Termination.  "Date of Termination" means (i) if
               -------------------
Executive's employment is terminated other than by reason of death or Disability, the date specified in the Notice of Termination, which shall not be less than six (6) months after the date of delivery of the Notice of Termination, or (ii) if Executive's employment is terminated by reason of death or Disability, the Date of Termination will be the date of death or the effective date of the Disability, as the case may be.

     6.   Obligations of the Company upon Termination.
          -------------------------------------------

          If Executive's employment is terminated for any reason during the Employment Period, this Agreement shall terminate without further obligations on the part of the Company to Executive, other than the payment of the following:

          (a) the Company shall pay to Executive a lump sum cash payment within 30 days after the Date of Termination of (i) Executive's Base Salary earned through the Date of Termination to the extent not theretofore paid, and (ii) unless Executive has elected a different payout date in a prior deferral election, any compensation previously deferred by Executive (together with any accrued interest or earnings thereon) to the extent not theretofore paid (the sum of the amounts described in clauses (i) and (ii) shall be hereinafter referred to as the "Accrued Obligations"); and

          (b) If Executive is terminated by the Company for any reason other than for cause, Executive shall be entitled to receive a further lump sum cash payment from the Company, within 30 days after the Date of Termination, equal to 50% of Executive's Base Salary in effect on the Date of Termination (the "Severance Payment"). However, the Company shall be entitled to reduce the Severance Payment by an amount equal to (i) the difference between the Fair Market Value of the Company's Class A Common Stock, as such term is defined in the Option Agreement, on the Date of Termination, and the Exercise Price, as such term is defined in the Option Agreement, (ii) multiplied by the number of option shares that have vested as of the Date of Termination. Notwithstanding the aforementioned, in no case shall Executive be responsible to pay the Company any amounts under this Section 6(c), nor shall the Company be obligated to pay an amount under this Section 6(c) higher than the Severance Payment.

     7.   Ownership, Non-Disclosure and Non-Use of Confidential Information and
          ---------------------------------------------------------------------
Trade Secrets.
-------------

          Executive and the Company understand and agree that the Confidential Information and Trade Secrets constitute valuable assets of the Company and its affiliated entities, for which the Company has provided good and valuable consideration, and may not be converted to Executive's own use. Accordingly, Executive acknowledges and agrees that all Trade Secrets, and physical embodiments thereof, are confidential to and shall be and remain the sole and exclusive property of the Company, and that any Trade Secrets produced by Executive and used by the Company during Executive's employment shall be considered "works for hire" as such term is defined in 17 U.S.C. Section 101, the ownership and copyright of which shall be vested solely in the Company. Executive hereby agrees that Executive shall not, directly or indirectly, at any time during the Restricted Period reveal, divulge, or disclose to any Person not expressly authorized by the Company any Confidential Information, and Executive shall not, directly or indirectly, at any time during the Restricted Period use or make use of any Confidential Information in connection with any business activity other than that of the Company. Throughout the term of this Agreement and at all times after the date that this Agreement terminates for any reason, Executive shall not, directly or indirectly, transmit or disclose any Trade Secret of the Company to any Person, and shall not make use of any such Trade Secret, directly or indirectly, for himself or for others, without the prior written consent of the Company. The parties acknowledge and agree that this Agreement is not intended to, and does not, alter either the Company's rights or Executive's obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices.

     Anything herein to the contrary notwithstanding, Executive shall not be restricted from disclosing or using Confidential Information that is required to be disclosed by law, court order or other legal process; provided, however, that in the event disclosure is required by law, Executive shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by Executive.

     8.   Nonsolicitation and Noncompetition Covenants. Executive covenants that
          --------------------------------------------
he will during the term of the Restricted Period observe the following separate and independent covenants:

          (a) Executive will not, without the prior written consent of the Company, either directly or indirectly, within the Area, be employed by any Competing Enterprise as the Chief Operating Officer of the Competing Enterprise or any affiliate of the Competing Enterprise or in a position having duties similar to that of a Chief Operating Officer, either on a full or part time basis.

          (b) Executive will not, without the Company's prior written consent, either directly or indirectly, on Executive's own behalf or in the service or on behalf of others, solicit the termination of employment with the Company of, or attempt to solicit the termination of employment with the Company of, any person employed by the Company or who was employed by the Company during the six (6) month period preceding the Date of Termination, whether or not such employee is or was a full-time or a temporary employee of the Company and whether or not such employment is or was pursuant to written agreement and whether or not such employment is or was at will.

     9.   Enforcement of Restrictive Covenants.
          ------------------------------------

          (a) Executive acknowledges and agrees that the Company is engaged in the Business of the Company in and throughout the Area and that Executive oversees the Company's operations in and throughout the Area. Furthermore, Executive acknowledges and agrees that by virtue of the training, duties, and responsibilities attendant with Executive's employment by the Company and the special knowledge of the business and operations of the Company that Executive will have as a consequence of Executive's employment, great loss and irreparable damage would be suffered by the Company if Executive should breach or violate any of the terms or provisions of the covenants and agreements set forth in Sections 7 and 8 of this Agreement. Executive and the Company understand and agree that the provisions of Sections 7 and 8 of this Agreement are not intended to eliminate Executive's post-employment competition with the Company per se, nor is it intended to impair or infringe upon Executive's right to work, earn a living, or acquire and possess property from the fruits of his labor. Executive hereby acknowledges that the post-employment restrictions set forth in Sections 7 and 8 are reasonable and that they do not, and will not, unduly impair his ability to earn a living after the termination of this Agreement. Executive further acknowledges and agrees that each such covenant and agreement is reasonably necessary to protect and preserve the interest of the Company. Therefore, in addition to all the remedies provided at law or in equity, Executive agrees and consents that the Company shall be entitled to seek in a court of law, upon good cause shown, a temporary restraining order and a permanent injunction to prevent a breach or contemplated breach of any of the covenants or agreements of Executive contained in Sections 7 and 8 of this Agreement. The existence of any claim, demand, action or cause of action of Executive against the Company shall not constitute a defense to the enforcement by the Company of any of the covenants or agreements in Sections 7 and 8 of this Agreement whether predicated upon this Agreement or otherwise, and shall not constitute a defense to the enforcement by the Company of any of its rights hereunder.

          (b)  Severability of Covenants.  Executive acknowledges and agrees
               -------------------------
that the restrictive covenants in Sections 7 and 8 of this Agreement are reasonable and valid in time and scope and in all other respects. The covenants set forth in this Agreement shall be considered and construed as separate and independent covenants. Accordingly, should any part or provision of any covenant be held invalid, void or unenforceable in any court of competent jurisdiction, such invalidity, voidness or unenforceability shall not render invalid, void or unenforceable any other part or provision of this Agreement. If any portion of the foregoing provisions is found to be invalid or unenforceable by a court of competent jurisdiction because its duration, the territory, the definition of activities or the definition of information covered is considered to be invalid or unreasonable in scope, the invalid or unreasonable term shall be redefined, or a new enforceable term provided, such that the intent of the Company and Executive in agreeing to the provisions of this Agreement will not be impaired and the provision in question shall be enforceable to the fullest extent of the applicable laws.

          (c)  Attorneys' Fees.  In any action relating to the enforcement of
               ---------------
the restrictive covenants, the prevailing party in such action shall be entitled to be paid any and all costs and expenses incurred by him or it in enforcing or establishing his or its rights thereunder, including, without limitation, reasonable attorneys' fees actually incurred, whether suit be brought or not, and whether or not incurred in trial, arbitration, bankruptcy or appellate proceedings.

     10.  Assignment.  This Agreement and the rights and obligations of the
          ----------
Company and Executive hereunder may not be assigned by either Executive or the Company; provided, however, that the Company may assign this Agreement to an affiliate.

     11.  No Violation.  Executive represents and warrants to the Company that
          ------------
the execution, delivery and performance of this Agreement by Executive does not, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under any provision of any agreement or understanding to which Executive or, to the best knowledge of Executive, any of Executive's affiliates are a party or by which Executive or, to the best knowledge of Executive, Executive's affiliates may be bound or affected.

     12.  Captions.  The captions, headings and arrangements used in this
          --------
Agreement are for convenience only and do not in any way affect, limit or amplify the provisions hereof.

     13.  Notices.  All notices required or permitted to be given hereunder
          -------
shall be in writing and shall be deemed delivered when actually received or, if mailed, whether or not actually received, two days after deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the party to whom notice is being given at the specified address or at such other address as such party may designate by notice:

          If to Executive:

               Jim Drummond

               ____________________________
               ____________________________
               ____________________________

          If to Company:

               Harry's Farmers Market, Inc.
               1180 Upper Hembree Road
               Roswell, Georgia 30076
               Attention: Harry A. Blazer
               Telephone: (770) 751-3364
               Facsimile: (770) 772-9055

          With a copy (which shall not constitute notice) to:

               Alston & Bird LLP
               One Atlantic Center
               1201 West Peachtree Street
               Atlanta, Georgia 30309-3424
               Attention: John L. Latham, Esq.
               Telephone: (404) 881-7000
               Facsimile: (404) 881-7777

     14.  Invalid Provisions. If any provision of this Agreement is held to be
          ------------------
illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never constituted a part of this Agreement; the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

     15.  Entire Agreement; Amendments. Except for the Option Agreement, this
          ----------------------------
Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. This Agreement may be amended only by an instrument in writing duly executed by an officer of the Company and by Executive.

     16.  Counterparts. This Agreement may be executed in multiple counterparts,
          ------------
each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

     17.  Governing Law. This Agreement shall be construed and enforced
          -------------
according to the laws of the State of Georgia.

     18.  Waiver.  The waiver by Company of any breach of this Agreement by
          ------
Executive shall not be effective unless in writing, and no such waiver shall operate or be construed as a waiver of the same or another breach on a subsequent occasion.

                        [Signatures on Following Page]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                    HARRY'S FARMERS MARKET, INC.


                                    By:    /s/ Harry A. Blazer
                                       -----------------------------------------
                                    Name:  Harry A. Blazer
                                    Title: President and Chief Executive Officer


                                    EXECUTIVE:


                                           /s/ Jim Drummond
                                    --------------------------------------------
                                    Name:  Jim Drummond